UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2014

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX	75013
(Address of principal executive offices)	(zip code)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on June 27, 2014. Matters submitted to shareholders at the Annual Meeting and voting results were as follows:

Item 1 – Election of Directors. The Company’s stockholders elected the four director nominees listed below for a one-year term expiring in 2015, based upon the following voting results:

Nominee	For	Withheld	Abstain	Broker Non-Votes
Mr. Benjamin Rosenzweig	9,132,173	1,448,902	6,138	2,917,973
Ms. Monica Luechtefeld	10,522,265	58,810	6,138	2,917,973
Mr. Michael Willoughby	9,197,828	1,383,213	6,172	2,917,973
Mr. Shinichi Nagakura	9,195,001	1,383,861	8,351	2,917,973

Item 2 – Approval of Amendment to the Company’s 2005 Employee Stock and Incentive Plan. The Company’s stockholders approved an amendment to the Company’s 2005 Employee Stock and Incentive Plan to increase the number of shares of Common Stock issuable, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
10,232,253	342,883	12,077	2,917,973

Item 3 – Advisory Vote to Approve Executive Compensation. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
10,189,638	197,165	200,410	2,917,973

Item 4 – Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
13,492,446	6,774	5,966	0

Item 8.01. Other Events.

On June 27, 2014, the Company issued a press release announcing the results of the Company’s Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, issued June 27, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2014

PFSweb, Inc.

By:	/s/ Thomas J. Madden
Name:	Thomas J. Madden
Title:	Executive Vice President and Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, issued June 27, 2014.